UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.       )

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Malibu Boats, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Malibu Boats, Inc.

5075 Kimberly Way

Loudon, Tennessee 37774

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 18, 2014

To the Stockholders of Malibu Boats, Inc.:

Notice is hereby given that the 2014 annual meeting of stockholders (the “Annual Meeting”) of Malibu Boats, Inc. (the “Company”) will be held at the offices of O’Melveny & Myers LLP, 400 South Hope Street, 18th Floor, Los Angeles, California 90071, on Tuesday, November 18, 2014, at 8:30 a.m., Pacific time, for the following purposes:

(1)	To elect to the Board of Directors the three (3) nominees named in the attached Proxy Statement to serve until the Company’s 2017 annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	To ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record of the Company’s Class A common stock and Class B common stock as of the close of business on September 30, 2014 are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

You are cordially invited to attend the Annual Meeting in person. Your vote is important to us. Whether or not you expect to attend the Annual Meeting, please submit your proxy as soon as possible. If you attend the Annual Meeting and vote in person, your proxy will not be used.

By Order of the Board of Directors,

Wayne R. Wilson

Chief Financial Officer and Secretary

Loudon, Tennessee

October 2, 2014

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD OR

SUBMIT YOUR PROXY USING THE INTERNET OR TELEPHONE.

Use of the enclosed envelope requires no postage for mailing in the United States.

MALIBU BOATS, INC.

5075 Kimberly Way

Loudon, Tennessee 37774

PROXY STATEMENT

The Board of Directors of Malibu Boats, Inc. solicits your proxy for the 2014 annual meeting of stockholders (the “Annual Meeting”) to be held at 8:30 a.m., Pacific time, on Tuesday, November 18, 2014 at the offices of O’Melveny & Myers LLP, 400 South Hope Street, 18th Floor, Los Angeles, California 90071, and at any and all postponements or adjournments of the Annual Meeting. The approximate date on which these proxy materials are first being sent or made available to our stockholders is October 2, 2014.

The Annual Meeting is our first annual meeting of stockholders as a publicly traded company.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our 2014 Annual Report on Form 10-K are available on the Internet at http://www.astproxyportal.com/ast/18800/.

EXPLANATORY NOTE

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the JOBS Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of: (i) the last day of the fiscal year during which we have total annual gross revenue of $1 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the closing of our initial public offering on February 5, 2014 (the “IPO”); (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (1) more than $700 million in outstanding common equity held by our non-affiliates and (2) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

Unless otherwise expressly indicated or the context otherwise requires, in this Proxy Statement:

•	we use the terms “Malibu Boats,” the “Company,” “we,” “us,” “our” or similar references to refer (1) prior to the consummation of the IPO to Malibu Boats Holdings, LLC, (the “LLC”), and its consolidated subsidiaries and (2) after the IPO, to Malibu Boats, Inc. and its consolidated subsidiaries;

•	we refer to owners of membership interests in the LLC immediately prior to the consummation of the IPO, collectively, as our “pre-IPO owners”;

•	we refer to owners of membership interests in the LLC, collectively, as our “LLC members”.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why did I receive only a Notice of Internet Availability of Proxy Materials?

A:	As permitted by the Securities and Exchange Commission (the “SEC”), Malibu Boats is furnishing to stockholders its Notice of Annual Meeting, Proxy Statement and Annual Report for the year ended June 30, 2014 primarily over the Internet. On or about October 2, 2014, we mailed to each of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

Q:	What items will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

•	the election to the Board of Directors of the three (3) nominees named in this Proxy Statement to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal No. 1); and

•	the ratification of the appointment of McGladrey LLP (“McGladrey”) as our independent registered public accounting firm for the fiscal year ending June 30, 2015 (Proposal No. 2).

We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. See “—How will voting on any other business be conducted?” below.

Q:	How does the Board recommend I vote on these items?

A:	The Board of Directors recommends that you vote your shares:

•	FOR the election to the Board of Directors of each of the following three nominees: Mark W. Lanigan, Ivar S. Chhina and Michael J. Connolly (Proposal No. 1); and

•	FOR the ratification of the appointment of McGladrey as our independent registered public accounting firm for the fiscal year ending June 30, 2015 (Proposal No. 2).

Q:	Who is entitled to vote at the Annual Meeting?

A:	The record date for the Annual Meeting is September 30, 2014. Stockholders of record of Malibu Boats’ Class A common stock and Class B common stock as of the close of business on the record date are entitled to vote at the Annual Meeting.

Q:	What options are available to me to vote my shares?

A:	Whether you hold shares directly as the stockholder of record or through a bank, broker or other nominee (that is, in “street name”), your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the Internet.

(1)	If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability;

(2)	If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the Internet by following the instructions included in the email; or

(3)	If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

If you hold shares of Class A common stock and Class B common stock, you will receive two separate Notices of Internet Availability with two separate control numbers, one each for Class A common stock and Class B common stock. You must follow the instructions on each separate Notice of Internet Availability, one each for Class A common stock and Class B common stock, for all of your votes to be counted.

You may vote via the telephone. If you are a stockholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone. If you hold shares of Class A common stock and Class B common stock, you will have received two proxy cards if you received printed sets of proxy materials, one each for Class A common stock and Class B common stock. Each proxy card will have a separate control number, one each for Class A common stock and Class B common stock. You must provide both control numbers, one each for Class A common stock and Class B common stock, for all of your votes to be counted. For instance, if you only provide the control number for your shares of Class A common stock, but not the control number for your shares of Class B common stock, we will not include your votes for your Class B common stock. Most stockholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker or other nominee. Those stockholders should check the voting instruction form for telephone voting availability.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope. If you hold shares of Class A common stock and Class B common stock, you will receive two separate proxy cards, one each for Class A common stock and Class B common stock. You must submit both cards, one each for Class A common stock and Class B common stock, for all of your votes to be counted. For instance, if you only submit the proxy card for your shares of Class A common stock, but not the proxy card for your shares of Class B common stock, we will not include your votes for your Class B common stock.

You may vote in person at the meeting. All stockholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you later are unable to attend the Annual Meeting.

Q:	What is the deadline for voting my shares?

A:	If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern time on November 17, 2014 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by Malibu Boats before the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee who holds your shares.

Q:	Once I have submitted my proxy, is it possible for me to change or revoke my proxy?

A:	Yes. Any stockholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	properly submitting a proxy on a later date prior to the deadlines specified in “—What is the deadline for voting my shares?” above (only the latest proxy submitted by a stockholder by Internet, telephone or mail will be counted); or

•	attending the Annual Meeting and voting in person.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or nominee. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

Q:	How many shares are eligible to vote at the Annual Meeting?

A:	If you are a holder of our Class A common stock, then you are entitled to one vote at our Annual Meeting for each share of our Class A common stock that you held as of the record date. If you are a holder of our Class B common stock, then you are entitled to the number of votes at our Annual Meeting that is equal to the number of membership units in Malibu Boats Holdings, LLC (the “LLC Units”) held by you, regardless of the number of shares of Class B common stock held by you. All matters presented to our stockholders at the Annual Meeting will be voted on by the holders of our Class A common stock and Class B common stock voting together as a single class.

As of September 30, 2014, we had 15,436,944 shares of Class A common stock outstanding that will carry 15,436,944 votes and 43 shares of Class B common stock outstanding that will carry an aggregate of 7,001,844 votes (i.e., a number of votes that is equal to the aggregate number of outstanding LLC Units, other than LLC Units held by Malibu Boats, Inc.).

Q:	How is a quorum determined?

A:	A quorum refers to the number of shares that must be in attendance at an annual meeting of stockholders to lawfully conduct business. The representation, in person or by proxy, of holders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the meeting. Your shares will be counted for purposes of determining whether a quorum exists for the Annual Meeting if you returned a signed and dated proxy card or voting instruction form, if you submitted a proxy or voting instructions by telephone or the Internet, or if you vote in person at the Annual Meeting, even if you abstain from voting on any of the proposals. In addition, if you are a street name holder, your shares may also be counted for purposes of determining whether a quorum exists for the Annual Meeting even if you do not submit voting instructions to your broker. See “—How will votes be counted at the Annual Meeting?” below.

Q:	What is required to approve each proposal at the Annual Meeting?

A:	All elections of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

The ratification of the appointment of McGladrey and any other matter shall be decided by a vote of the holders of a majority of the votes cast at the Annual Meeting.

Pursuant to a voting agreement we have with certain affiliates, Black Canyon Management LLC is entitled to nominate to our Board of Directors a number of designees equal to (1) 20% of the total number of directors comprising our Board of Directors at such time, so long as specified entities affiliated with Black Canyon Management LLC (and their permitted transferees) and Jack D. Springer, Wayne R. Wilson and Ritchie L. Anderson together beneficially own 15% or more of the voting power of the shares of Class A common stock and Class B common stock entitled to vote generally in the election of directors, voting together as a single class, and (2) 10% of the total number of directors comprising the Board of Directors at such time, so long as specified entities affiliated with Black Canyon Management LLC (and their permitted transferees) and Messrs. Springer, Wilson and Anderson together beneficially own more than 5% but less than 15% of the voting power of the shares of Class A common stock and Class B common stock entitled to vote generally in the election of directors, voting together as a single class. In addition, Black Canyon Management LLC has the right to remove and replace its director-designees at any time and for any reason and to nominate any individuals to fill any such vacancies. Messrs. Springer, Wilson and Anderson are required to vote any of their Class A common stock and Class B common stock in favor of the director or directors nominated by Black Canyon Management LLC. As of the record date of September 30, 2014, the specified entities affiliated with Black Canyon Management LLC, their permitted transferees, and Messrs. Springer, Wilson and Anderson own (as calculated pursuant to the voting agreement), approximately 21.6% of the voting power of the shares of Class A common stock and Class B common stock, voting together as a single class. Accordingly, Black Canyon Management LLC has the right to designate two of our nine directors. Mr. Hooks and Mr. Lanigan are the two designees of Black Canyon Management LLC.

Q:	How will votes be counted at the Annual Meeting?

A:	Election of Directors (Proposal No. 1). Once a quorum has been established, the affirmative vote of a plurality of all the votes cast on the matter at the Annual Meeting in person or by proxy will be required for the election of each director nominee, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting, will be elected. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

Ratification of Appointment of McGladrey as our independent registered public accounting firm for the fiscal year ending June 30, 2015 (Proposal No. 2). Once a quorum has been established, pursuant to our Bylaws, approval of Proposal No. 2 requires the affirmative vote of a majority of all of the votes cast on the item at the Annual Meeting. Notwithstanding this vote standard required by our Bylaws, Proposal No. 2 is advisory only and is not binding on us. Our Board of Directors will consider the outcome of the vote on this item in considering what action, if any, should be taken in response to the vote by stockholders.

Abstentions with respect to any proposal at the Annual Meeting will be counted as present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as a vote cast on the proposal and therefore will have no effect on the vote for the election of directors or the ratification of the appointment of McGladrey.

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of McGladrey as our independent registered public accounting firm for the fiscal year ending June 30, 2015 (Proposal No. 2) is considered routine under applicable rules, while the election of directors (Proposal No. 1) is considered non-routine. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal No. 2, but will not be permitted to vote your shares on Proposal No. 1 at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on Proposal No. 1 at the Annual Meeting. Broker non-votes will not be counted as a vote cast with respect to Proposal No. 1 and therefore will not be counted in determining the outcome of the election of directors.

Q:	How will my shares be voted if I do not give specific voting instructions in the proxy or voting instructions I submit?

A:	If you properly submit a proxy or voting instructions but do not indicate your specific voting instructions on one or more of the items listed above in the notice of meeting, your shares will be voted as recommended by the Board of Directors on those items. See “—How does the Board recommend I vote on these items?” above.

Q:	How will voting on any other business be conducted?

A:	Although the Board of Directors does not know of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement, if any other business properly comes before the Annual Meeting, a stockholder’s properly submitted proxy gives authority to the proxy holders to vote on those matters in their discretion.

Q:	Who will bear the costs of the solicitation of proxies?

A:	The cost of preparing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the Notice of Internet Availability and the form of proxy, the cost of making such materials available on the Internet and the cost of soliciting proxies will be paid by Malibu Boats. In addition to solicitation by mail, certain officers, regular employees and directors of Malibu Boats, without receiving any additional compensation, may solicit proxies personally or by telephone. Malibu Boats will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our Class A common stock and Class B common stock and will reimburse them for their expenses in doing so.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our Class A common stock and Class B common stock and of LLC Units of our subsidiary, Malibu Boats Holdings, LLC, as of September 30, 2014 by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of Malibu Boats, Inc., (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group.

The number of shares of our Class A common stock and of LLC Units outstanding and the percentage of beneficial ownership is based on 15,436,944 shares of our Class A common stock and 22,438,788 LLC Units outstanding as of September 30, 2014. Each holder of LLC Units holds one share of our Class B common stock. Each share of Class B common stock entitles the holder to one vote for each LLC Unit held by such holder. Accordingly, the holders of LLC Units collectively have a number of votes in Malibu Boats, Inc. that is equal to the aggregate number of LLC Units that they hold. Beneficial ownership reflected in the table below includes the total shares or units held by the individual and his or her affiliates. Beneficial ownership is determined in accordance with the rules of the SEC.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person listed on the table is c/o Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774.

	Class A Common Stock Beneficially Owned (1)		LLC Units Beneficially Owned (1)		Class B Common Stock Beneficially Owned	Combined Voting Power (2)
Name of Beneficial Owner	Number	%	Number	%	Number	%
5% Stockholders
Entities affiliated with Black Canyon Capital LLC (3)	1,692,438	11.0	2,640,806	11.8	3	19.3
Gilder, Gagnon, Howe & Co. LLC (4)	1,309,353	8.5	—	—	—	5.8
JP Morgan Chase & Co. (5)	1,192,277	7.7	—	—	—	5.3
Entities affiliated with Horizon Holdings, LLC (6)	—	—	2,103,418	9.4	2	9.4
Malibu Boats, Inc. (7)	—	—	15,436,944	68.8	—	—
Directors and Executive Officers
Jack D. Springer	—	—	282,004	1.3	1	1.3
Wayne R. Wilson	—	—	136,684	*	1	*
Ritchie L. Anderson	—	—	102,963	*	1	*
Michael K. Hooks (8)	1,702,659	11.0	2,724,287	12.1	4	19.7
Mark W. Lanigan (9)	1,702,659	11.0	2,724,287	12.1	4	19.7
Phillip S. Estes (10)	10,221	*	2,103,418	9.4	2	9.4
James R. Buch (11)	8,145	*	—	—	—	*
Ivar S. Chhina (12)	8,145	*	—	—	—	*
Michael J. Connolly (13)	10,221	*	—	—	—	*
Peter E. Murphy (14)	8,145	*	—	—	—	*
John E. Stokely (15)	8,145	*	—	—	—	*
Directors and executive officers as a group (13 persons)	1,765,902	11.4	5,510,245	24.6	12	32.3

*	Less than 1.0%
(1)	Subject to the terms of the exchange agreement, the LLC Units are exchangeable for shares of our Class A common stock on a one-for-one basis. See “Certain Relationships and Related Party Transactions—

Exchange Agreement.” Beneficial ownership of LLC Units reflected in these tables has not been reflected as beneficial ownership of shares of our Class A common stock for which such units may be exchanged.
(2)	Includes the voting power of each owner based on the voting power held through both the owners’ Class A common stock and Class B common stock (which Class B common stock reflects each owner’s holdings of LLC Units). Represents percentage of voting power of the Class A common stock and Class B common stock of Malibu Boats, Inc. voting together as a single class. The shares of Class A common stock carry 15,436,944 votes and the shares of Class B common stock carry an aggregate of 7,001,844 votes (i.e., a number of votes that is equal to the aggregate number of outstanding LLC Units other than LLC Units held by Malibu Boats, Inc.)
(3)	Shares of Class A common stock based on a Schedule 13D/A filed on July 15, 2014 by Black Canyon Capital LLC and its affiliated entities. Includes 1,692,438 shares of Class A common stock owned as follows: (i) 1,493,739 shares of Class A common stock held directly by The Canyon Value Realization Master Fund, L.P. (“Canyon Master Fund”); and (ii) 198,699 shares of Class A common stock held directly by BC-MB GP. Includes 2,640,806 LLC Units owned as follows: (i) 2,158,599 LLC Units held directly by Black Canyon Direct Investment Fund L.P. (“BC Fund”); (ii) 267,582 LLC Units held directly by Canyon Value Realization Fund, L.P. (“Canyon Fund”); and (iii) 214,625 LLC Units held directly by Loudon Partners, LLC (“Loudon Partners”). Includes three shares of Class B common stock, one share held directly by each of BC Fund, Canyon Fund and Loudon Partners. Black Canyon Investments L.P. (“BC Investments”), is the general partner of the BC Fund and possesses the voting power and dispositive power with respect to the securities beneficially owned by the BC Fund, including the securities held by BC-MB GP, a wholly-owned subsidiary of the BC Fund. BC Investments also possesses the voting power and dispositive power with respect to the securities beneficially owned by each of the Canyon Fund and the Canyon Master Fund, pursuant to an agreement between BC Investments and Canyon Fund and the Canyon Master Fund. As a result, BC Investments may be deemed the beneficial owner of the securities beneficially owned by the BC Fund, the Canyon Fund and the Canyon Master Fund. Black Canyon Investments LLC (“BC GP”), is the general partner of BC Investments and possesses the voting and dispositive power with respect to the securities beneficially owned by BC Investments and may be deemed the beneficial owner of the securities beneficially owned by BC Investments. Black Canyon Capital LLC, as a managing member of BC GP, possesses the voting power with respect to the securities beneficially owned by BC GP and may be deemed the beneficial owner of the securities beneficially owned by BC GP. Michael K. Hooks and Mark W. Lanigan are managing directors of Black Canyon Capital LLC and may be deemed the beneficial owners of the securities beneficially owned by BC GP. The investment committee of BC GP possesses the dispositive power with respect to the securities beneficially owned by BC GP. The investment committee of BC GP is comprised of Messrs. Hooks and Lanigan, both of whom are members of our Board of Directors, and Joshua S. Friedman and Mitchell R. Julis and, therefore, no individual member of the committee is deemed to be the beneficial owner of the securities indirectly owned by BC GP. As manager of Loudon Partners, Bradley Spencer, chief financial officer of Black Canyon Capital LLC, possesses the voting and dispositive power with respect to the securities beneficially owned by Loudon Partners. The address for each of the foregoing entities is 2000 Avenue of the Stars, 11th Floor, Los Angeles, California 90067, except for Loudon Partners, which has an address of 5075 Kimberly Way, Loudon, Tennessee 37774.
(4)	Based on a Schedule 13G filed on April 8, 2014 by Gilder, Gagnon, Howe & Co. LLC (“Gilder”). According to the Schedule 13G, Gilder has sole voting and dispositive power over 28,415 shares and shared dispositive power over 1,280,938 shares. Includes 1,241,118 shares held in customer accounts over which partners and/or employees of Gilder have discretionary authority to dispose of or direct the disposition of the shares, 28,415 shares held in the account of the profit sharing plan of Gilder, and 39,820 shares held in accounts owned by the partners of Gilder and their families. The address of Gilder is 3 Columbus Circle, 26th Floor, New York, New York 10019.
(5)	Based on a Schedule 13G filed on April 8, 2014 by JPMorgan Chase & Co. on behalf of itself and its wholly owned subsidiaries, J.P. Morgan Investment Management Inc., JPMorgan Asset Management (UK) Ltd. and JPMorgan Chase Bank, National Association. According to the Schedule 13G, JPMorgan Chase & Co. has sole voting power over 1,158,977 shares and sole dispositive power over 1,192,277 shares. The address of JPMorgan Chase & Co. is 270 Park Avenue, New York, New York 10017.

(6)	Includes 2,103,418 LLC Units owned as follows: (i) 1,639,758 LLC Units held directly by Horizon Holdings, LLC; and (ii) 463,660 LLC Units held directly by Malibu Holdings, L.P. Includes two shares of Class B common stock, one share held directly by each of Horizon Holdings, LLC and Malibu Holdings, L.P. Horizon Holdings, LLC is the general partner of Malibu Holdings, L.P. and may be deemed the beneficial owner of the securities beneficially owned by Malibu Holdings, L.P. Mr. Estes, one of our directors, and James Shorin share the voting power and dispositive power with respect to the securities beneficially owned by Horizon Holdings, LLC and may be deemed the beneficial owner of the securities beneficially owned by Horizon Holdings, LLC. The address of Horizon Holdings, LLC and Malibu Holdings, L.P. is 1 Bush Street, San Francisco, California 94104.
(7)	Represents the number of LLC Units held by Malibu Boats, Inc. Malibu Boats, Inc. does not hold any Class B common stock.
(8)	Includes 10,221 stock units and 83,481 LLC Units held directly by Mr. Hooks. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Hook’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan. As a managing director of Black Canyon Capital LLC, Mr. Hooks may also be deemed to share beneficial ownership of the Class A common stock, LLC Units and Class B common stock beneficially owned by entities affiliated with Black Canyon Capital LLC as described in (3) above. Mr. Hooks disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.
(9)	Includes 10,221 stock units and 83,481 LLC Units held directly by Mr. Lanigan. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Lanigan’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan. As a managing director of Black Canyon Capital LLC, Mr. Lanigan may also be deemed to share beneficial ownership of the Class A common stock, LLC Units and Class B common stock beneficially owned by entities affiliated with Black Canyon Capital LLC as described in (3) above. Mr. Lanigan disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.
(10)	Includes 10,221 shares of Class A common stock held directly by Mr. Estes. Mr. Estes may also be deemed to share beneficial ownership of the LLC Units and Class B common stock beneficially owned by entities affiliated with Horizon Holdings, LLC as described in (6) above. Mr. Estes disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.
(11)	Includes 8,145 stock units. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Buch’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan.
(12)	Includes 8,145 stock units. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Chhina’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan.
(13)	Includes 10,221 stock units. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Connolly’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan.
(14)	Includes 8,145 stock units. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Murphy’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan.
(15)	Includes 8,145 stock units. The stock units are fully vested and payable in an equivalent number of shares of our Class A common stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Stokely’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Directors of the Company

Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are currently divided among the three classes as follows:

•	The Class I directors are Messrs. Lanigan, Connolly and Chhina, and their terms will expire at the Annual Meeting;

•	The Class II directors are Messrs. Estes, Buch and Murphy, and their terms will expire at the annual meeting of stockholders to be held in 2015; and

•	The Class III directors are Messrs. Springer, Hooks and Stokely, and their terms will expire at the annual meeting of stockholders to be held in 2016.

We have entered into a voting agreement with certain affiliates. Under the voting agreement, Black Canyon Management LLC is entitled to nominate to our board of directors up to 20% of the total number of directors comprising our Board of Directors. Black Canyon Management LLC nominated Messrs. Hooks and Lanigan to our board of directors pursuant to the voting agreement.

The following sets forth certain information about our directors as of September 30, 2014:

Name	Age	Principal Position
Jack D. Springer	53	Chief Executive Officer and Director
Michael K. Hooks	52	Chairman of the Board and Director
Mark W. Lanigan	54	Director
Phillip S. Estes	55	Director
James R. Buch	61	Director
Ivar S. Chhina	51	Director
Michael J. Connolly	49	Director
Peter E. Murphy	51	Director
John E. Stokely	61	Director

Jack D. Springer, Chief Executive Officer and Director. Mr. Springer was our interim Chief Executive Officer beginning in May 2009 and became our Chief Executive Officer in February 2010. From June 2003 to February 2010, Mr. Springer was a partner and managing director with Qorval, LLC, a private consultancy that provides strategic leadership and executive management across various industries. As a result of his role with Qorval, Mr. Springer has served as Chief Executive Officer at Diamondback Tactical LLP, a manufacturer of tactical armor systems for federal, state and local law enforcement agencies and defense contractors, as Chief Restructuring Officer of American Plastics, Inc., a thermoform plastics manufacturer for the restaurant and hospitality industry and as interim Chief Executive Officer of Allen White Inc., a furniture manufacturer and wholesaler. While at Qorval, Mr. Springer was also Chief Integration Officer at Nautic Global Group from 2004 to 2007, during which time he was responsible for the integration of two boat manufacturers. Mr. Springer received a B.A. in Accountancy from the University of Texas of the Permian Basin. Based on his perspective and experience as our Chief Executive Officer, as well as his depth of experience in the boat manufacturing industry and as a chief executive, we believe that Mr. Springer is qualified to serve on our Board of Directors.

Michael K. Hooks, Chairman of the Board and Director. Mr. Hooks has been a director of the LLC since 2006 and he became a member of our Board of Directors in 2014 in connection with the IPO. He was a co-founder and has been a managing director of Black Canyon Capital LLC since 2004. Previously, Mr. Hooks was a co-head of the Los Angeles office of Credit Suisse First Boston and a managing director in the Los Angeles office of Donaldson, Lufkin & Jenrette. Mr. Hooks also serves on the boards of directors of JDC Healthcare Management, Saunders & Associates and TASI Holdings, each of which is a private company. He previously served on the boards of directors of Virgin America, Logan’s Roadhouse and Switchcraft, each of which is a private company, as well as the Supervisory Board of Pfeiffer Vacuum Technology, at the time a public company listed on the New York Stock Exchange. Mr. Hooks received a degree in Economics from Princeton University and an M.B.A. with distinction from the Wharton School of Business. Based on his extensive experience as an investment banker advising companies on their financing and strategic alternatives, his experience as a private equity manager working with companies and their management teams to grow and improve their businesses, and his deep knowledge of Malibu Boats given his seven-year tenure as a board member of the LLC, we believe Mr. Hooks is qualified to serve on our Board of Directors.

Mark W. Lanigan, Director. Mr. Lanigan has been a director of the LLC since 2006 and he became a member of our Board of Directors in 2014 in connection with the IPO. He was a co-founder and has been a managing director of Black Canyon Capital LLC since 2004. Mr. Lanigan was formerly a co-head of the Los Angeles office and a member of the Investment Banking Executive Board of Credit Suisse First Boston and head of the Los Angeles office of Donaldson, Lufkin & Jenrette. He also serves on the boards of directors of JDC Healthcare Management and Saunders & Associates, and previously served on the boards of directors of Virgin America and Archway Marketing Services, all of which are private companies. Mr. Lanigan graduated summa cum laude, Phi Beta Kappa with a degree in Economics from Colgate University and received a J.D. degree from Harvard Law School and an M.B.A. from Harvard Business School. We believe Mr. Lanigan is qualified to serve on our Board of Directors based on his extensive experience as an investment banker advising companies on their financing and strategic alternatives, his experience as a private equity manager working with companies and their management teams to grow and improve their businesses, and his deep knowledge of Malibu Boats given his seven-year tenure as a board member of the LLC.

Phillip S. Estes, Director. Mr. Estes has been a director of the LLC since 2006 and he became a member of our Board of Directors in 2014 in connection with the IPO. He co-founded Horizon Holdings, LLC, which has acquired 15 companies in the food and beverage and consumer products industries since its formation in 1989. Mr. Estes also serves on the boards of Horizon Food Group, Inc., California Optical Corp., Healthy Food Ingredients, Inc., Modify Industries, Inc. and Bandworks, all of which are private companies. He has also served on the board of the National Marine Manufacturers Association (“NMMA”), a boating industry trade association, since 2007. Prior to founding Horizon Holdings, Mr. Estes was a vice president in the corporate finance department of Drexel Burnham Lambert. He received an M.B.A. from Harvard Business School and a B.S. from the University of Oklahoma. Based on his extensive experience investing in and advising manufacturing companies, his deep knowledge of Malibu Boats given his seven-year tenure as a member of the board of the LLC, his service on the board of the NMMA and his enthusiasm for our business as a life-long active boater, we believe Mr. Estes is qualified to serve on our Board.

James R. Buch, Director. Mr. Buch became a member of our Board of Directors in 2014 in connection with the IPO. Since 2012, he has served as president and chief executive officer of Lynx Grills, a manufacturer of grills and outdoor kitchen products for residential consumers. In 2011 and 2012, Mr. Buch was interim president and chief executive officer of Sunbrite TV, a manufacturer of high-definition televisions, and he was a consultant and operating advisor to various private equity and investment firms from 2008 to 2010, assisting businesses on multiple fronts, including growth strategies, restructuring and business model assessment. Mr. Buch has also served and continues to serve on board and advisory councils for a number of private and nonprofit organizations. He received a bachelor’s degree and an M.B.A. from California State University—Fullerton. Based on his extensive leadership and advisory experience with manufacturers of consumer products, we believe Mr. Buch is qualified to serve on our Board.

Ivar S. Chhina, Director. Mr. Chhina became a member of our Board of Directors in 2014 in connection with the IPO. Now retired, from 2009 to 2011, he served as the chief financial officer and executive vice president for Recreational Equipment, Inc., a national retailer of recreational equipment and apparel, and previously served on its board from 2006 to 2009, where he was chair of its audit and finance committee as well as board vice chair. From 2001 to 2007, Mr. Chhina was chairman and chief executive officer, chief operating officer and chief restructuring officer of Interdent, Inc., a health care services company. From 1991 to 2001, Mr. Chhina held senior executive, finance and operational roles with several portfolio companies of Mehta & Company, a private equity firm for which he was an operating partner and is currently a venture partner. Mr. Chhina also serves on the board of Northwestern Management Services LLC, as an advisor to the managing member of JDC Management, LLC, on the board and audit and finance committee of the Pacific Science Center, and as a director and chair of the finance committee of the Washington chapter of The Nature Conservancy, all of which are private companies. Previously, he held executive positions and directorships with several companies and has served on and chaired boards and committees of charitable and educational entities. Mr. Chhina received an M.A. in international policy studies from the Middlebury College Monterey Institute and a dual B.A. in economics and political science from the University of Nevada—Reno. We believe Mr. Chhina is qualified to serve on our Board of Directors based on his knowledge of the recreational products industry and extensive experience advising, operating and directing businesses across multiple industries.

Michael J. Connolly, Director. Mr. Connolly became a member of our Board of Directors in 2014 in connection with the IPO. He is a founding partner of Breakaway Capital Partners, LLC, a private investment fund raised to provide debt and structured equity capital to lower middle market companies. In addition, Mr. Connolly is chief executive officer and sole director of Motorini, Inc., which operates a motorcycle dealership and service provider. From 2007 to 2013, he was a partner with Leonard Green & Partners, L.P., a private equity firm. Previously, Mr. Connolly was an investment banker at UBS Securities, LLC and served as managing director and co-head of the Los Angeles investment banking office, and a senior vice president at Donaldson, Lufkin and Jenrette. He is also on the boards of Cascade Bancorp (NASDAQ: CACB) and FP Holdings, LP, a private company, is a director and member of the compensation and audit committees of the Bank of the Cascades, and is a member of the advisory board of the Los Angeles Regional Food Bank. He received a bachelor’s degree from the University of California—Berkeley. Based on his extensive experience as an investment banker advising companies on their strategic alternatives and his experience as a private equity manager working with companies and their management teams to grow and improve their businesses, we believe Mr. Connolly is qualified to serve on our Board of Directors.

Peter E. Murphy, Director. Mr. Murphy became a member of our Board of Directors in 2014 in connection with the IPO. He is the founder and chief executive officer of Wentworth Capital Management, a private investment and venture capital firm focused on media, technology and branded consumer businesses. From 2009 to 2011, he served as president of strategy & development of Caesars Entertainment, where he was responsible for corporate strategy and growth, mergers and acquisitions, corporate development and real estate development around the world. From 2007 to 2008, Mr. Murphy served as an operating partner at Apollo Global Management and, prior to that, he spent 18 years in senior executive roles with The Walt Disney Company, including chief strategic officer of Disney and chief financial officer of ABC, Inc. Mr. Murphy is currently a board member and chairman of the audit committee of Tribune Media, chairman of the board of Revel Entertainment and is a board advisor to DECA TV. He has previously served on the boards of Dial Global and Fisher Communications. Mr. Murphy received an M.B.A. from the Wharton School of Business and a bachelor’s degree, magna cum laude and Phi Beta Kappa, from Dartmouth College. We believe Mr. Murphy is qualified to serve on our Board because of his long history as an executive and director of national and international companies and experience facilitating international growth and strategy.

John E. Stokely, Director. Mr. Stokely became a member of our Board of Directors in 2014 in connection with the IPO. He has been the lead independent director of Pool Corporation (NASDAQ: POOL) since 2000. In addition, Mr. Stokely was president, chief executive officer and chair of the board of Richfood Holdings, Inc., a food retailer and wholesale grocery distributor, and served as president of JES, Inc., an investment and consulting firm. Mr. Stokely is also a director, governance committee member and audit committee chair for both ACI Worldwide, Inc. (NASDAQ: ACIW), as well as the chair of the audit committee and a member of the governance committee of Pool Corporation. Previously, he also served on the boards and committees of a number of other publicly traded companies, including AMF Bowling, O’Charley’s Inc., Performance Food Group and Nash-Finch Company. Mr. Stokely received a bachelor’s degree from the University of Tennessee. We believe Mr. Stokely is qualified to serve on our Board because of his extensive experience as a director of publicly-traded companies engaged in a variety of industries, strategic insights, distribution experience and senior leadership experience.

Executive Officers of the Company

The following sets forth certain information about our executive officers as of September 30, 2014:

Name	Age	Principal Position
Jack D. Springer	53	Chief Executive Officer and Director
Wayne R. Wilson	34	Chief Financial Officer
Ritchie L. Anderson	49	Chief Operating Officer
Dan L. Gasper	52	Vice President of Product Design
Deborah S. Kent	50	Vice President of Human Resources

Please see “—Directors of the Company” above for the biographical information for Jack D. Springer. The biographical information for our other executive officers is set forth below.

Wayne R. Wilson, Chief Financial Officer. Mr. Wilson has served as our Chief Financial Officer since November 2009. From September 2008 to November 2009, Mr. Wilson served on the LLC’s executive board. Prior to joining Malibu Boats, Mr. Wilson was a vice president of Black Canyon Capital LLC where he was employed since its founding in 2004. While at Black Canyon Capital, he was responsible for due diligence and execution of numerous acquisitions and financings. Prior to joining Black Canyon Capital, Mr. Wilson was an investment banker at Credit Suisse First Boston, where he gained experience advising and financing companies across a range of industries. Mr. Wilson received a B.A. in Business Economics from the University of California, Los Angeles.

Ritchie L. Anderson, Chief Operating Officer. Mr. Anderson has served as our Chief Operating Officer since September 2013 and joined Malibu Boats in July 2011 as our Vice President of Operations. Prior to joining Malibu Boats, Mr. Anderson was Vice President of Operations at MasterCraft Boat Company, where he spent 28 years in production management. While at MasterCraft, he held various roles in operations that included management responsibility for manufacturing, supply chain, quality, customer service, environmental and safety. Mr. Anderson has 30 years of experience in the boat manufacturing industry.

Dan L. Gasper, Vice President of Product Design. Mr. Gasper has served as our Vice President of Product Design since September 2013. Mr. Gasper joined Malibu Boats in 1988 and has worked in manufacturing, quality, engineering and design. He has been designing our products for nearly 25 years and has led our design efforts for over a decade.

Deborah S. Kent, Vice President of Human Resources. Ms. Kent has served as our Vice President of Human Resources since September 2013 after joining Malibu Boats in January 2011 as our Director of Human Resources. Prior to that, Ms. Kent was Vice President of Human Resources at IdleAire, Inc., a company that provides in-cab services to truckers through centralized systems at truck stops around the United States, where she began serving as the Director of Employment and Employee Relations in 2004. Ms. Kent received a B.S. in Education from East Central University and a M.S. in Adult Education from the University of Central Oklahoma.

There are no family relationships between or among any of our executive officers or directors.

CORPORATE GOVERNANCE

Corporate Governance Principles

The Board of Directors has adopted Corporate Governance Principles, which provide the framework for the governance of our company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. The Corporate Governance Principles direct our Board’s actions with respect to, among other things, our Board composition and director qualifications, composition of the Board’s standing committees, stockholder communications with the Board, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Principles is posted in the Investors—Corporate Governance section of our website at www.malibuboats.com.

Director Independence

Under the listing requirements and rules of the NASDAQ Stock Market, LLC (“NASDAQ”), independent directors must compose a majority of our Board of Directors within one year of listing on NASDAQ (no later than January 30, 2015). Audit Committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Applicable NASDAQ rules also require that each member of our Compensation Committee must be independent within the meaning of applicable NASDAQ rules. Applicable NASDAQ rules also require that director nominees must be selected, or recommended for selection by our Board of Directors, either by (1) a nominating committee comprised solely of independent directors or (2) independent directors constituting a majority of our independent directors in a vote in which only independent directors participate.

The Board of Directors has reviewed the independence of our directors, based on the corporate governance standards of NASDAQ. Based on this review, the Board of Directors determined that each of Messrs. Buch, Chhina, Connolly, Murphy and Stokely is an “independent director” under the applicable NASDAQ rules (the “Independent Directors”). In making this determination, our Board of Directors considered the relationships that each of these non-employee directors has with Malibu Boats and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director. As required under applicable NASDAQ rules, our Independent Directors will meet in regularly scheduled executive sessions at which only Independent Directors are present.

Board Committees

Our Board of Directors has established an Audit Committee and a Compensation Committee that have the composition and responsibilities described below. Current copies of the charters for each of these committees are posted in the Investors—Corporate Governance section of our website at www.malibuboats.com. Our Board of Directors may establish additional committees from time to time, in accordance with our Bylaws.

Our Board of Directors does not have a standing Nominating Committee. We believe that our Independent Directors can serve the role of a formal committee. In compliance with applicable NASDAQ rules, all director nominees are recommended for selection to our Board of Directors by a majority of our Independent Directors in a vote in which only Independent Directors participate.

Audit Committee

Our Audit Committee is comprised of Messrs. Chhina (chair), Buch and Stokely. Our Audit Committee oversees our corporate accounting and financial reporting process. The Board of Directors has determined that each member of the Audit Committee is an “independent director” under the NASDAQ rules. In addition, each member of the Audit Committee is also “independent” under Rule 10A-3 of the Exchange Act, and satisfies the additional financial literacy requirements of the NASDAQ rules. The Board of Directors has designated one member of the Audit Committee, Mr. Chhina as an “audit committee financial expert” as defined by SEC rules. Among other matters, the Audit Committee:

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	reviews our critical accounting policies and estimates; and

•	annually reviews the Audit Committee charter and the committee’s performance.

The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of NASDAQ.

Compensation Committee

Our Compensation Committee is comprised of Messrs. Murphy (chair) and Connolly. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” under the NASDAQ rules. In making the determination regarding the independence of each member of the Compensation Committee, the Board of Directors considered whether the director has a relationship with Malibu Boats that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee. Our Compensation Committee reviews and approves the compensation of our Chief Executive Officer and other executive officers, including salaries, bonuses, perquisites and awards of equity-based compensation, approves all employment, severance and similar agreements for executive officers, makes recommendations to the Board of Directors with respect to our stock-based benefit plans, administers our stock-based benefit plans and makes recommendations to the Board of Directors concerning the compensation of directors. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and either approves or makes recommendations to the independent members of the Board of Directors regarding compensation of these officers based on such evaluations. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors that satisfies the applicable standards of NASDAQ.

Our Compensation Committee (or the independent members of the Board of Directors based on the recommendation of the Compensation Committee) is responsible for making the final decisions on compensation for our Chief Executive Officer and other executive officers. However, the Compensation Committee takes into account recommendations of our Chief Executive Officer in determining the compensation (including stock awards) of executive officers other than the Chief Executive Officer. Otherwise, our executive officers do not have any role in determining the form or amount of compensation paid to our executive officers. In addition, the Compensation Committee retains the power to appoint and delegate matters to a subcommittee comprised of at least one member of the Compensation Committee, and may also delegate the authority to make compensation decisions (including the ability to grant stock awards) with respect to non-executive employees of the Company to the Chief Executive Officer. The Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee or the Chief Executive Officer.

Pursuant to its charter, the Compensation Committee is authorized to retain compensation consultants to assist in the evaluation of compensation for our executive officers and other employees. Following our IPO, the Compensation Committee has retained Exequity as its independent compensation consultant to assist the Compensation Committee with the design and structure of our executive compensation program and the amounts payable thereunder. The Compensation Committee is directly responsible for the appointment, compensation and oversight of Exequity’s work, and does not believe Exequity’s work has raised any conflict of interest. Exequity reports only to the Compensation Committee and does not perform services for us, except for executive compensation-related services on behalf of, and as instructed by, the Compensation Committee. Exequity did not have any role in determining the fiscal 2014 compensation of any of our Named Executive Officers described below, but we expect that they will assist the Compensation Committee with the design of our executive compensation program for fiscal 2015.

Meetings and Attendance

During the fiscal year ended June 30, 2014, there were four (4) meetings of the Board of Directors, two (2) meetings of the Audit Committee and ten (10) meetings of the Compensation Committee. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he served during the fiscal year ended June 30, 2014. In addition, the Independent Directors meet regularly in executive session without the presence of management.

Our Board of Directors expects each director to attend the annual meeting of stockholders. We did not have an annual meeting of stockholders during the fiscal year ended June 30, 2014.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having a non-employee director serve as Chairman is in the best interests of the Company’s stockholders at this time. This structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations. The Company also believes that having a non-employee director serve as Chairman of the Board ensures a greater role for the non-employee directors in the oversight of the Company and active participation of the non-employee directors in setting agendas and establishing Board priorities and procedures.

Risk Oversight

One of the principal functions of our Board of Directors is to provide oversight concerning the assessment and management of risk related to our business. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, including material acquisitions and financings, as well as through its oversight of management and the committees of the Board of Directors. Management is responsible for identifying the material risks facing Malibu Boats, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with the Board of Directors or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to the Board of Directors regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to Malibu Boats relating to such matters.

The Board of Directors has delegated oversight for specific areas of risk exposure to committees of the Board of Directors as follows:

•	The Audit Committee is responsible for discussing Malibu Boats’ overall risk assessment and risk management policies with management, our internal auditors and our independent registered public accounting firm as well as Malibu Boats’ plans to monitor and control any financial risk exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls.

•	The Compensation Committee oversees Malibu Boats’ incentive compensation arrangements to confirm that incentive pay arrangements do not encourage unnecessary risk-taking.

At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Our Chief Executive Officer, Chief Financial Officer and outside legal counsel regularly attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held. Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.

Policy on Hedging and Pledging

The Company recognizes that hedging against losses in Company stock is not appropriate or acceptable trading activity for individuals employed by or serving the Company. The Company has incorporated prohibitions on various hedging activities within its stock trading guidelines, which guidelines apply to directors, officers and employees. The guidelines prohibit all short sales of Company stock and any trading in derivatives (such as put and call options) that relate to Company securities. The guidelines also prohibit pledging any Company stock or equity awards as collateral for any margin account, or other form of credit arrangement, subject to a limited exception where a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates in the sole discretion of the Company’s Chief Financial Officer that such person has the financial capacity to repay the loan without resort to the pledged securities.

Director Nomination Process

Identifying and Evaluating Director Nominee Candidates

A class of directors is elected each year by the Company’s stockholders at the annual meeting of the stockholders. The Independent Directors will review the qualifications of prospective candidates to determine whether they will make good candidates for membership on the Board. As set forth in the Corporate Governance Principles, in considering candidates for membership on the Board, the Independent Directors will consider the prospective candidate’s character, judgment, experience, expertise, age, diversity, independence under applicable law and freedom from other conflicts, as well as other factors that the Independent Directors may deem relevant in light of the needs of the Board and the Company and that are in the best interests of the Company. Such factors include relevant experience, the ability to dedicate sufficient time, energy and attention to performance of Board duties, financial expertise, experience with a company in the powerboat or recreational products industry and whether the prospective candidate is a director-selected prospective candidate or a stockholder-recommended prospective candidate.

In addition, the Independent Directors will consider the diversity of a prospective candidate while identifying nominees for director. The Independent Directors seek to elect directors that will collectively represent a diversity of backgrounds and experiences.

Stockholder Recommendations

The Independent Directors will consider written nominations from stockholders of the Company for director nominees. Properly communicated stockholder recommendations will be considered in the same manner are recommendations received from other sources although as described above, one of the factors that the Independent Directors considers is the source of the recommendation. To be properly communicated, stockholders desiring to recommend candidates for nomination or election to the Board of Directors should submit their recommendations in writing to the attention of the Secretary, Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774, together with the following information: (i) all information relating to such proposed candidate that would be required to be disclosed in a proxy statement; (ii) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and the proposed nominee; (iii) a completed and signed questionnaire regarding the background and qualifications of the proposed candidate to serve as a director; and (iv) all information about the stockholder and the candidate that would be required pursuant to Article II, Section 11 of our Bylaws if the stockholder was nominating the candidate for election to the Board of Directors. The Independent Directors may request additional information concerning the director candidate to determine the eligibility or qualifications of the director candidate to serve as a member of our Board of Directors.

Code of Business Conduct and Code of Ethics

Our Board of Directors has adopted a Code of Business Conduct applicable to our employees, directors and officers and a Code of Ethics and a Supplemental Code of Ethics. The Code of Ethics applies to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The codes are available on our website at www.malibuboats.com. To the extent required by rules adopted by the SEC or NASDAQ, we intend to promptly disclose future amendments to certain provisions of the codes, or waivers of such provisions granted to executive officers and directors on our website at www.malibuboats.com.

Stockholder Communications with the Board

Stockholders may send written communications to the Board of Directors or to specified individuals on the Board, by writing to: Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774, Attention: Chief Financial Officer. Stockholders should indicate prominently on the outside of any envelope that the communication is intended for (i) the Board, (ii) the Chair of the Board, (iii) a specific committee of the Board, (iv) the non-management directors or (v) any other director or subset of directors of the Board. The Chief Financial Officer will review all correspondence submitted and regularly forward, to the appropriate director or directors, copies of all communications, that in the opinion of the Chief Financial Officer, deal with the functions of or otherwise require the attention of individual directors, the Board or committees or subsets thereof. Unless, in the opinion of the Chief Financial Officer, a communication is improper or irrelevant, a communication will not be withheld from its intended recipient(s) without the approval of the Chair of the Board, the Chair of the appropriate committee or the director who presides during non-management executive sessions.

DIRECTOR COMPENSATION

Director Compensation

The following table sets forth certain information concerning the compensation of the members of our board of directors who are not also our employees (“Non-Employee Directors”) for the fiscal year ended June 30, 2014. The compensation paid to Mr. Springer, who is also one of our employees, is presented in the Summary Compensation Table and the related tables included below. Mr. Springer is not entitled to receive additional compensation for his service as a director.

Name (a)	Fees Earned or Paid in Cash ($)(b)(1)		Stock Awards ($)(c)(2)(3)	Total ($)(h)
Michael K. Hooks	24,658	(4)	114,041	138,699
Mark W. Lanigan	24,658	(4)	114,041	138,699
Phillip S. Estes	24,658	(4)	114,041	138,699
James R. Buch	24,658		114,041	138,699
Ivar S. Chhina	28,603		114,041	142,644
Michael J. Connolly	24,658	(4)	114,041	138,699
Peter E. Murphy	28,603		114,041	142,644
John E. Stokely	24,658		114,041	138,699

(1)	Amounts reported reflect the cash retainers paid to each Non-Employee Director following our IPO through the end of fiscal 2014.
(2)	Amounts reported represent the aggregate grant date fair value of the initial annual equity awards granted to the Non-Employee Directors on June 30, 2014. The aggregate grant date fair value of these awards was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, and excludes the effects of estimated forfeitures. The reported award values have been determined using the $14.00 closing price of a share of our Class A common stock in the IPO.
(3)	As of June 30, 2014, no Non-Employee Director held any unvested stock units or unvested shares of Class A common stock.
(4)	Messrs. Hooks, Lanigan, Estes and Connolly each elected to receive all of their annual retainers and any additional retainers in the form of stock units (or for Mr. Estes, shares of Class A common stock) instead of cash. Accordingly, Messrs. Hooks, Lanigan and Connolly each received 1,226 fully vested stock units for service during fiscal 2014. Stock units are contractual rights to receive shares of Class A common stock in the future, but are not actual shares of Class A common stock. Mr. Estes received 1,226 fully vested shares of Class A common stock for service during fiscal 2014. However, the retainers that each of these Non-Employee Directors elected to receive in units or shares are reported as though they had been paid in cash and not converted to units or shares.

We adopted a new Directors’ Compensation Policy that is effective June 30, 2014 and applies to the Non-Employee Directors. Under our Directors’ Compensation Policy, beginning on the first business day following the IPO, each Non-Employee Director is entitled to receive an annual retainer of $62,500, payable in four equal quarterly installments. Any Non-Employee Director serving as chair of our Compensation Committee or Audit Committee is entitled to receive an additional $10,000 annual retainer, payable in four equal quarterly installments. The annual retainer and any additional retainers are each pro-rated for partial years of service. The Non-Employee Directors have the right to elect to receive their annual retainers and any additional annual retainers in the form of stock units or shares of Class A common stock in lieu of cash, which shares or units would be issued as of the last day of the quarter in which the retainers relate and the shares or units would be valued as of the award date.

On June 30, 2014, each Non-Employee Director in office on the first business day following the IPO is entitled to receive a fully vested initial equity award consisting of either stock units or shares of Class A common stock. Stock units are contractual rights to receive shares of Class A common stock in the future, but are not actual shares of Class A common stock. The initial equity award is valued at $62,500, but is intended to cover the period from the first business day following the IPO to our 2015 annual meeting (which is expected to occur in December 2015), so the award value has been appropriately pro-rated. The initial equity award value was converted into shares or units based on the price of a share of Class A common stock in the IPO. Any Non-Employee Director that joins the Board of Directors after the first business day following the IPO and prior to the date of our 2015 annual meeting is entitled to a pro-rata initial equity award upon joining the Board, however the pro-rated award value will be converted into a number of shares or units based on the price of a share of Class A common stock on the grant date (and not at the IPO price).

Beginning on the date of our 2015 annual meeting and on the date of each annual meeting in subsequent calendar years, each Non-Employee Director then in office is entitled to receive a fully vested annual equity award consisting of either stock units or shares of Class A common stock. The annual equity award is valued at $62,500, and will be converted into shares or units based on the price of a share of Class A common stock on the grant date. Any Non-Employee Director who joins the Board of Directors after the date of the annual meeting is entitled to a pro-rata annual equity award upon joining the board.

For any Non-Employee Director who elects to receive stock units, the stock units will not be payable in shares of Class A common stock until the earlier of a change in control for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or the Non-Employee Director’s separation from service from the Board of Directors. All stock units are entitled to receive dividend equivalent payments, which are reinvested into additional stock units.

Each of our Non-Employee Directors is reimbursed for out-of-pocket expenses for attendance at board of directors and committee meetings.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation we paid or accrued for the last two fiscal years with respect to each of our “Named Executive Officers”—our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer:

Name and Principal Position(a)	Year (b)(1)	Salary (c)	Bonus (d)(2)	Stock Awards (e)(3)	Option Awards (f)	Non-Equity Incentive Plan Compensation (g)(2)	Nonqualified Deferred Compensation Earnings (h)	All Other Compensation (i)(4)	Total (j)
Jack Springer	2014	$339,423	$58,174	$1,263,289	$—	$288,750	$—	$2,600	$1,952,236
Chief Executive Officer	2013	328,077	118,342	—	—	212,500	—	2,600	661,519

Wayne Wilson	2014	$206,157	$79,976	$836,519	$—	$122,500	$—	$19,600	$1,264,752
Chief Financial Officer	2013	190,481	73,861	—	—	87,500	—	19,600	371,442

Ritchie Anderson	2014	$167,571	$17,361	$836,519	$—	$80,000	$—	$19,600	$1,121,051
Chief Operating Officer	2013	155,308	65,176	—	—	60,000	—	19,600	300,084

(1)	Reflects fiscal years ended June 30.
(2)	Amounts reported for our 2014 fiscal year reflect each Named Executive Officer’s annual cash incentive bonus. Amounts reported for Mr. Wilson for our 2014 fiscal year also reflect a discretionary $50,000 bonus that was awarded in connection with his work related to the IPO.
(3)	Reflects the grant date fair value of profits interest awards of the LLC granted prior to our IPO, computed in accordance with FASB ASC Topic 718. For more information, see “—Outstanding Equity Awards at Fiscal Year-End.” These amounts have been determined based on the assumptions described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Equity-Based Compensation” included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.
(4)	For Messrs. Springer, Wilson and Anderson, includes $2,600 for use of a company boat and, for Messrs. Wilson and Anderson, also includes $17,000 for an automobile and fuel allowance.

Employment Agreements

Mr. Springer

In connection with our IPO, we entered into a new employment agreement with Mr. Springer. Pursuant to the agreement, Mr. Springer is entitled to receive $385,000 in annual base salary and is eligible for a cash incentive bonus of up to 75% of his annual base salary based upon the achievement of performance criteria established by the Compensation Committee of our Board of Directors in its sole discretion. Effective as of July 1, 2014, Mr. Springer’s annual base salary was increased to $450,000. Mr. Springer is also eligible to participate in all employee benefit plans and vacation programs and is provided with the use of a company-owned boat and, at our election, either an automobile allowance or use of a company-owned automobile. For information relating to potential payments upon termination of Mr. Springer’s employment, see “—Potential Payments upon Termination or Change in Control.” Mr. Springer’s employment agreement includes non-competition, non-solicitation and confidentiality provisions.

Mr. Wilson

In connection with our IPO, we entered into a new employment agreement with Mr. Wilson. Pursuant to the agreement, Mr. Wilson is entitled to receive $245,000 in annual base salary and is eligible for a cash incentive bonus of up to 50% of his annual base salary based upon meeting performance criteria established by the Compensation Committee of our Board of Directors in its sole discretion. Effective as of July 1, 2014, Mr. Wilson’s annual base salary was increased to $250,000. Mr. Wilson is also eligible to participate in all employee benefit plans and vacation programs and is provided with the use of a company-owned boat and, at our election, either an automobile allowance or use of a company-owned automobile. For information relating to potential payments upon termination of Mr. Wilson’s employment, see “—Potential Payments upon Termination or Change in Control.” Mr. Wilson’s employment agreement includes non-competition, non-solicitation and confidentiality provisions.

Mr. Anderson

In connection with our IPO, we entered into a new employment agreement with Mr. Anderson. Pursuant to the agreement, Mr. Anderson is entitled to receive $200,000 in annual base salary and is eligible for a cash incentive bonus of up to 40% of his annual base salary based upon meeting performance criteria established by the Compensation Committee of our Board of Directors in its sole discretion. Effective as of July 1, 2014, Mr. Anderson’s annual base salary was increased to $210,000. Mr. Anderson is also eligible to participate in all employee benefit plans and vacation programs and is provided with the use of a company-owned boat and, at our election, either an automobile allowance or use of a company-owned automobile. For information relating to potential payments upon termination of Mr. Anderson’s employment, see “—Potential Payments upon Termination or Change in Control.” Mr. Anderson’s employment agreement includes non-competition, non-solicitation and confidentiality provisions.

Description of Bonus Amounts

For the fiscal year ended June 30, 2014, 75% of the amount of the annual cash incentive bonuses for each of Messrs. Springer, Wilson and Anderson was based on our achievement of adjusted EBITDA thresholds established by our Board of Directors and 25% of the amount of such cash incentive bonuses was based on the executive’s achievement of personal goals set by our Board of Directors. The adjusted EBITDA target for fiscal 2014 was $35,027,000. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—GAAP Reconciliation of Non-GAAP Financial Measures” included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for the definition of adjusted EBITDA which is a non-GAAP financial measure and a reconciliation of adjusted EBITDA to net (loss) income as reported under GAAP. Each executive was also eligible to earn additional discretionary cash incentive bonuses for our 2014 fiscal year. For example, Mr. Wilson was awarded a discretionary $50,000 bonus in connection with the successful completion of the IPO.

The annual bonus and non-equity incentive plan compensation amounts earned by Messrs. Springer, Wilson, and Anderson for our 2014 fiscal year are $346,924, $152,476 and $97,361, respectively.

Description of Equity Awards

On November 1, 2013, the LLC granted profits interests awards to each of Messrs. Springer, Wilson and Anderson. As a result of the IPO, these profits interest awards are scheduled to vest in substantially equal annual installments on each of September 30, 2014, September 30, 2015 and September 30, 2016. However, pursuant to the terms of a letter agreement we entered into with Mr. Anderson as of June 26, 2014, a portion of his profits interests originally scheduled to vest on September 30, 2014 became vested as of July 1, 2014.

In connection with the recapitalization transactions affecting the Company that occurred immediately prior to the closing of the IPO (the “Recapitalization”), each of these profits interest awards was converted into an economically equivalent number of LLC Units based upon the liquidation value of the LLC, assuming that it was liquidated at the time of the IPO with a value implied by the initial public offering price of the shares of Class A common stock sold in the IPO. Each LLC Unit may be exchanged for shares of our Class A common stock on a one-for-one basis subject to the terms of the exchange agreement.

Potential Payments upon Termination or Change in Control

Under the employment agreements with each of Messrs. Springer, Wilson and Anderson, in the event our Board of Directors terminates the executive’s employment without “cause” or the executive resigns for “good reason,” the executive will be entitled to receive, subject to certain limitations including the executive’s execution of a release, the executive’s annual base salary through the end of the applicable severance period. The “severance period” specified in each employment agreement is a period of 12 months following the effective date of the release.

“Cause” is generally defined in the employment agreements to mean any of the following occurring during the executive’s employment:

•	commission of a knowing, intentional or reckless act or omission constituting theft, forgery, fraud, material dishonesty, misappropriation, breach of fiduciary duty or duty of loyalty, or embezzlement against us;

•	conviction or plea of nolo contendre to any felony or to any other crime involving moral turpitude;

•	knowingly or intentionally causing our financial statements to fail to materially comply with generally accepted accounting principles;

•	unlawful use or possession of any illegal drug or narcotic while on our premises or while performing the executive’s duties;

•	willful refusal to comply with lawful requests made of the executive by our Board of Directors, which, if curable, is not cured within five days after the executive receives written notice from the Board of Directors of such willful refusal;

•	gross negligence in the performance of the executive’s duties, which, if curable, is not fully cured within 30 days after the executive receives written notice from the Board of Directors of such gross negligence;

•	material violation of our policies, which, if curable, is not fully cured within 30 days after the executive receives written notice from the Board of Directors of such material violation; or

•	a material breach of the employment agreement or another agreement with us, which, if curable, is not fully cured within 30 days after the executive receives written notice from the Board of Directors of such breach.

“Good reason” is defined in the employment agreements to mean the executive’s resignation from employment after the occurrence of any of the following:

•	a material diminution in the executive’s authority, duties or responsibilities;

•	a material reduction in the executive’s aggregate compensation unless such reduction is concurrently made to all of our senior management; or

•	a material breach of any other material term of the executive’s employment agreement.

In each case, “good reason” will not exist unless the executive provides written notice of the condition claimed to constitute good reason within 30 days of the condition’s initial existence, our Board of Directors fails to cure the condition within 30 days following receipt of such written notice and, within ten days thereafter, the executive terminates the executive’s employment as a result of such condition.

A “change in control” is deemed to occur under the employment agreements if:

•	any person or group of persons is or becomes a beneficial owner of securities of Malibu Boats, Inc. representing more than 50% of the combined voting power of Malibu Boats, Inc.’s outstanding voting securities, excluding any person or group of persons who was, directly or indirectly a beneficial owner of more than 50% of the combined voting power of Malibu Boats, Inc.’s then outstanding voting securities at the time of our initial public offering;

•	the individuals who, on the effective date of the employment agreement or our initial public offering, constitute the Board of Directors, and any new director (other than a director who initially assumes office in connection with an actual or threatened election contest) whose election was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office, cease for any reason to constitute a majority of the number of our directors;

•	a merger or consolidation of Malibu Boats, Inc. occurs where either (1) the beneficial owners of voting securities of Malibu Boats, Inc. immediately prior to the transaction do not, immediately thereafter, own more than 50% of the combined voting power of the surviving entity or (2) the directors immediately prior to the transaction do not immediately thereafter constitute a majority of the board of directors of the surviving entity;

•	our stockholders approve a plan of liquidation or dissolution of Malibu Boats, Inc.; or

•	an agreement or series of agreements is consummated for the sale of all or substantially all of our assets other than to an entity of which at least 50% of the combined voting securities are owned by our stockholders in substantially the same proportions as their ownership of Malibu Boats, Inc. immediately prior to such sale.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth certain information concerning outstanding unvested LLC Units held by each of our Named Executive Officers as of June 30, 2014. None of our Named Executive Officers held any outstanding equity awards with respect to the shares of Malibu Boats, Inc. as of June 30, 2014.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Jack Springer (2)	152,363	$3,062,496
Wayne Wilson (3)	102,385	2,057,939
Ritchie Anderson (4)	144,142	2,897,254

(1)	The market value of the LLC Units was calculated based on the $20.10 closing price of a share of Class A common stock as of June 30, 2014.
(2)	Mr. Springer’s unvested LLC Units are scheduled to vest in substantially equal annual installments on each of September 30, 2014, September 30, 2015 and September 30, 2016.
(3)	Mr. Wilson’s unvested LLC Units are scheduled to vest in substantially equal annual installments on each of September 30, 2014, September 30, 2015 and September 30, 2016.
(4)	41,179 of Mr. Anderson’s unvested LLC Units vested on July 1, 2014. 13,829 of Mr. Anderson’s unvested LLC Units vested on September 30, 2014. 20,878 of Mr. Anderson’s unvested LLC Units are scheduled to vest on July 1, 2015. The remaining 68,256 of Mr. Anderson’s unvested LLC Units are scheduled to vest in substantially equal annual installments on each of September 30, 2015 and September 30, 2016.

Long-Term Incentive Plan

Our Board of Directors has adopted and approved the Long-Term Incentive Plan (the “Incentive Plan”). The following is a brief summary of the material terms of the Incentive Plan.

Purpose

The purpose of our Incentive Plan is to promote the interests of Malibu Boats, Inc. and its stockholders by strengthening our ability to attract, motivate and retain individuals to serve as employees and directors by providing them with additional incentives to put forth maximum efforts for the success of our business.

Administration

The Compensation Committee of our Board of Directors administers the Incentive Plan. The Compensation Committee may delegate some or all of its authority with respect to the Incentive Plan to another committee of directors and may delegate certain limited award grant authority to one or more of our officers. The Compensation Committee has the power to, among other actions, (1) select persons eligible to receive awards, (2) determine the number of shares subject to awards, (3) approve form award agreements, (4) determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award, (5) amend outstanding awards and (6) effect cancellations of any or all outstanding awards and substitute in new awards covering the same or different number of shares, provided that the Compensation Committee may not effect any action to lower the exercise price of outstanding stock options without stockholder approval.

Eligibility

Persons eligible to receive awards under the Incentive Plan include our employees, consultants, members of our Board of Directors and other independent contractors. The Compensation Committee will determine from time to time the participants to whom awards will be granted.

Available Shares

We have initially reserved 1,700,000 shares of our Class A common stock for the issuance of awards under the Incentive Plan. The shares we issue under the Incentive Plan will be authorized but unissued shares or shares that we reacquire. Any shares of Class A common stock subject to an award that are withheld by Malibu Boats, Inc. to satisfy any tax withholding obligation with respect to an award or in payment of the purchase price of a stock option will be considered issued under the Incentive Plan.

The number of Class A common stock available under the Incentive Plan, the number and kind of shares of Class A common stock subject to outstanding awards and the exercise or purchase prices are subject to adjustment in the event of recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distributions with respect to the shares of Class A common stock, or other changes in corporate structure affecting the Class A common stock.

Maximum Awards

The maximum number of shares of Class A common stock subject to any stock option to any participant during any calendar year is 340,000 shares. To the extent that the aggregate grant date fair market value of Class A common stock with respect to which incentive stock options, or ISOs, are exercisable for the first time by a participant during any calendar year exceeds $100,000, such options will be treated as nonqualified options, or NSOs.

With respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, (1) the maximum number of shares with respect to which stock options, stock appreciation rights (“SARs”), and other awards (other than performance awards) to the extent they are granted as Section 162(m) awards may be granted during any calendar year to any employee may not exceed 340,000, and (2) the maximum aggregate dollar amount that may be paid in any calendar year to an employee with respect to performance awards may not exceed $2 million.

Incentive Awards

The Incentive Plan authorizes stock options, SARs, restricted stock, restricted stock units, dividend equivalent awards and performance awards. A stock option or SAR will expire, or other award will vest, in accordance with the schedule set forth in the applicable award agreement.

Stock Options. The Compensation Committee may award ISOs or NSOs under the Incentive Plan. Stock options will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee at the time of grant, but a stock option will generally not be exercisable for a period of more than ten years after it is granted. The exercise price per share for any stock option will not be less than the fair market value of a share of Class A common stock on the day the stock option is granted.

SARs. The Compensation Committee will establish the base price at the time of grant of the SAR but such price will not be less than the fair market value of a share on the date of grant.

Restricted Stock Awards. The Compensation Committee may specify the price, if any, a participant must pay for shares of restricted stock and the restrictions (which may include, for example, transfer restrictions, performance standards or other incidents of ownership and forfeiture conditions as the Compensation Committee may determine) imposed on such shares.

Restricted Stock Units. A restricted stock unit will be subject to such restrictions and conditions as the Compensation Committee may determine. The vesting period will generally not exceed ten years from the date of grant.

Dividend Equivalent Awards. A dividend equivalent award is a right to receive cash payments determined by reference to dividends declared on the Class A common stock from time to time during the term of the award, which will not exceed ten years from the date of issuance of such award. Dividend equivalent awards may be granted independent or in tandem with other awards (other than stock options or SARs).

Performance-based Awards. At the time of grant, the Compensation Committee will determine the specified amount and the percentage or multiple of the specified amount, one or more performance periods and performance goals to be achieved during the applicable performance periods on which the payment or vesting of a performance-based award is conditioned. No performance based-award will exceed ten years from the date of grant.

Section 162(m) Awards. The Section 162(m) award is designed to satisfy the requirements for deductibility under Section 162(m) of the Code (in addition to other awards expressly authorized under the Incentive Plan which may also qualify as performance-based) and may be based on our performance. The business criteria from which performance goals will be established are: (1) return on equity, capital, sales, or assets; (2) revenue; (3) income; (4) cash flow; (5) earnings per share; (6) debt reduction; (7) working capital; (8) total return; (9) expense management; (10) EBITDA; (11) adjusted EBITDA; (12) market share; (13) qualitative objectives; (14) international performance; and (15) attainment of specific strategic objectives. Performance goals may be adjusted to reflect certain changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by Section 162(m).

The Compensation Committee may grant stock unit awards and permit deferred payment of awards, and may determine the form and timing of payment, vesting and other terms applicable to stock units or deferrals.

Change in Control

Upon a change in control (as defined in the Incentive Plan), outstanding awards under the Incentive Plan may be assumed or substituted on the same terms by the surviving entity. If the surviving entity does not assume or substitute the outstanding awards, then such awards will become fully vested immediately prior to the change in control and, in the case of stock options or SARs, will become immediately exercisable. If the surviving entity assumes outstanding awards, or substitutes awards with similar stock awards, and the employment of a participant is terminated without cause (as defined in the Incentive Plan) or for good reason (as defined in the Incentive Plan) within 18 months after the effective date of the change in control, all awards held by such participant will become fully vested to the extent not previously forfeited and, with respect to stock options and SARs, fully exercisable.

Transfer Restrictions

Subject to certain exceptions, awards under the Incentive Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by him or her.

Non-competition

Under the Incentive Plan, participants other than outside directors that receive awards under the Incentive Plan will agree to certain non-competition covenants.

Amendment and Termination

Our Board of Directors may at any time and from time to time and in any respect, amend or modify the Incentive Plan. No amendment or modification of the Incentive Plan will be effective, however, without the consent of our stockholders that would (1) change the class of eligible participants, (2) increase the number of shares of Class A common stock reserved for issuance, (3) allow the grant of stock options at an exercise price below fair market value, (4) increase the aggregate number of shares of Class A common stock that may be granted pursuant to awards, (5) modify the Incentive Plan to permit the repricing of stock options, or (6) require approval of our stockholders under the listing requirements of NASDAQ or the exchange or trading system through which Class A common stock may be listed or traded at the time of the amendment. The Incentive Plan will continue until terminated by our Board of Directors in its sole discretion. No amendment or termination of the Incentive Plan may adversely affect any outstanding award without the consent of the participant or its permitted transferee.

401(k) Retirement Plan

We have adopted a new 401(k) retirement plan effective as of July 1, 2014. Full-time employees who have completed one year of service have the opportunity to participate in the 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Code. Employees are able to elect to defer a portion of their eligible compensation not to exceed the statutorily prescribed annual limit in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a “catch-up contribution” feature for employees eligible to defer amounts over the statutory limit that applies to all other employees. We also provide matching contributions of up to $0.50 per $1.00 of participant deferral up to a maximum per participant deferral amount equivalent to 6% of eligible compensation, with a maximum matching contribution of 3% of eligible compensation per participant per plan year. Participants are always vested in their personal contributions to the 401(k) plan, and company matching contributions under the plan cliff vest following a participant’s completion of three years of service.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving on our Board of Directors. In addition, no person who served as a member of the Compensation Committee during the past year was or is an officer or employee of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of Malibu Boats’ equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of June 30, 2014. Malibu Boats’ equity compensation plans consist only of the Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c) (3)
Equity compensation plans approved by security holders	106,943	$—	1,593,057
Equity compensation plans not approved by security holders	—	—	—

Totals	106,943	$—	1,593,057

(1)	Represents shares that are subject to outstanding stock unit awards granted under the Incentive Plan.
(2)	The Company does not currently have any outstanding options that have been granted under the Incentive Plan.
(3)	All of these shares are available under the Incentive Plan and may be used for any type of award authorized under the Incentive Plan, including stock options, SARs, stock units, restricted stock and dividend equivalents.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

The Audit Committee of our Board of Directors reviews related party transactions for potential conflict of interest issues. Our Board of Directors has adopted a written related party transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us or a related person.

Malibu Boats Holdings, LLC Limited Liability Company Agreement

In connection with the Recapitalization and IPO, the limited liability company agreement of the LLC was amended and restated. As a result of the Recapitalization and IPO, Malibu Boats, Inc. holds LLC Units in the LLC and is the sole managing member of the LLC. Accordingly, Malibu Boats, Inc. operates and controls all of the business and affairs of the LLC and, through the LLC and its operating entity subsidiaries, conducts our business. Holders of LLC Units generally do not have voting rights under the limited liability company agreement.

Pursuant to the limited liability company agreement of the LLC, Malibu Boats, Inc. has the right to determine when distributions (other than tax distributions) will be made to the holders of LLC Units and the amount of any such distributions. If Malibu Boats, Inc. authorizes a distribution, such distribution will be made to the holders of LLC Units (including Malibu Boats, Inc.) pro rata in accordance with the percentages of their respective LLC Units.

The holders of LLC Units, including Malibu Boats, Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of the LLC. Net profits and net losses of the LLC will generally be allocated to LLC’s members (including Malibu Boats, Inc.) pro rata in accordance with the percentages of their respective limited liability company interests. The limited liability company agreement of the LLC provides for cash distributions to the holders of the LLC Units if Malibu Boats, Inc. determines that the taxable income of the LLC will give rise to taxable income for its members. In accordance with the limited liability company agreement, we intend to cause the LLC to make cash distributions to the holders of LLC units for purposes of funding their tax obligations in respect of the income of the LLC that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the taxable income of the LLC allocable to the holders of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in Los Angeles, California (taking into account the nondeductibility of certain expenses and the character of our income). For purposes of determining the taxable income of the LLC, such determination will be made by generally disregarding any adjustment to the taxable income of any member of the LLC that arises under the tax basis adjustment rules of the Code and is attributable to the acquisition by such member of an interest in the LLC in a sale or exchange transaction.

The limited liability company agreement of the LLC also provides that substantially all expenses incurred by or attributable to Malibu Boats, Inc., but not including income tax expenses of Malibu Boats, Inc., will be borne by the LLC.

The limited liability company agreement of the LLC provides that it may be amended, supplemented, waived or modified by the written consent of Malibu Boats, Inc. in its sole discretion without the approval of any other holder of LLC Units, except that no amendment may materially and adversely affect the rights of a holder of LLC Units without the consent of such holder, other than on a pro rata basis with other holders of LLC Units. The limited liability company agreement of the LLC also provides that, for so long as specified entities affiliated with Black Canyon Management LLC and their permitted transferees own an amount of LLC Units equal to at least 5% of the LLC Units outstanding immediately following our IPO, after giving effect to the use of proceeds therefrom, or 568,687 LLC Units, the consent of Black Canyon Management LLC will be required for any amendment to the limited liability company agreement that would (1) reduce the rights of a holder of LLC Units to receive tax distributions, except on a pro rata basis with other holders of LLC Units, (2) preclude or limit the rights of any member to exercise its rights under the exchange agreement, (3) require any member to make a capital contribution, (4) materially increase the obligations of any member under the limited liability company agreement, or (5) result in the LLC being treated as a corporation for tax purposes. Specified entities affiliated with Black Canyon Management LLC and their permitted transferees own (as calculated pursuant to the limited liability company agreement) 2,858,094 LLC Units as of September 30, 2014.

Exchange Agreement

In connection with the Recapitalization and IPO, we entered into an exchange agreement with the pre-IPO owners of the LLC, several of whom are directors and/or officers of Malibu Boats, Inc. Under the exchange agreement, each pre-IPO owner of the LLC (or its permitted transferee) has the right to exchange its LLC Units for shares of Class A common stock of Malibu Boats, Inc. on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or, at our option, except in the event of a change in control, for a cash payment equal to the market value of the Class A common stock. The exchange agreement provides, however, that such exchanges must be for a minimum of the lesser of 1,000 LLC Units, all of the LLC Units held by the holder, or such amount as we determine to be acceptable. The exchange agreement also provides that LLC members do not have the right to exchange LLC Units if Malibu Boats, Inc. determines that such exchange would be prohibited by law or regulation or would violate other agreements with Malibu Boats, Inc. to which the LLC member may be subject or any of our written policies related to unlawful or insider trading. The exchange agreement also provides that we may impose additional restrictions on exchanges that we determine to be necessary or advisable so that the LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. In addition, pursuant to the limited liability company agreement, Malibu Boats, Inc., as managing member of the LLC, has the right to require all members of the LLC to exchange their LLC Units for Class A common stock in accordance with the terms of the exchange agreement, subject to the consent of Black Canyon Management LLC and the holders of a majority of outstanding LLC Units other than those held by Malibu Boats, Inc.

Tax Receivable Agreement

As a result of exchanges of LLC Units into Class A common stock and purchases by the Company of LLC Units from holders of LLC Units, Malibu Boats, Inc. will become entitled to a proportionate share of the existing tax basis of the assets of the LLC at the time of such exchanges or purchases. In addition, such exchanges and purchases of LLC Units are expected to result in increases in the tax basis of the assets of the LLC that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

In connection with the Recapitalization and IPO, we entered into a tax receivable agreement with the pre-IPO owners of the LLC that provides for the payment from time to time by us to pre-IPO owners of the LLC (or any permitted assignees) of 85% of the amount of the benefits, if any, that we are deemed to realize as a result of (1) increases in tax basis and (2) certain other tax benefits related to our entering into the tax receivable agreement, including those attributable to payments under the tax receivable agreement. These payment obligations are our obligations and not of the LLC. For purposes of the agreement, the benefit deemed realized by us will be computed by comparing our actual income tax liability (calculated with certain assumptions) to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of the assets of the LLC as a result of the purchases or exchanges, and had we not entered into the tax receivable agreement. The term of the agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement or we breach any of our material obligations under the tax receivable agreement or there is a change in control, in which case all obligations will generally be accelerated and due as if we had exercised our right to terminate the agreement. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the agreement, will vary depending upon a number of factors, including:

•	the timing of purchases or exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of the LLC at the time of each purchase or exchange;

•	the price of shares of our Class A common stock at the time of the purchase or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of the LLC is directly related to the price of shares of our Class A common stock at the time of the purchase or exchange;

•	the extent to which such purchases or exchanges are taxable—if an exchange or purchase is not taxable for any reason, increased deductions will not be available; and

•	the amount and timing of our income—the corporate taxpayer will be required to pay 85% of the deemed benefits as and when deemed realized. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

We expect that the payments that we may make under the agreement may be substantial. Assuming no material changes in the relevant tax law, and that we earn sufficient taxable income to realize all tax benefits that are subject to the agreement, as of September 30, 2014, we expect that future payments under the agreement relating to the purchase by Malibu Boats, Inc. of LLC Units as part of the IPO to aggregate approximately $47.7 million over the next 15 years. Future payments to the pre-IPO owners of the LLC (or their permitted assignees) in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The foregoing numbers are merely estimates and the actual payments could differ materially. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments. There may be a material negative effect on our liquidity if distributions to Malibu Boats, Inc. by the LLC are not sufficient to permit Malibu Boats, Inc. to make payments under the agreement after it has paid taxes. The payments under the agreement are not conditioned upon the LLC members’ continued ownership of us.

The effects of the tax receivable agreement on our consolidated balance sheet as a result of our purchase of LLC Units since, and including, our IPO were as follows:

•	we recorded an increase of $18.3 million in deferred tax assets for the IPO and an increase of $37.2 million in deferred tax assets for the follow-on public offering of Class A common stock completed on July 15, 2014 (the “follow-on offering”) for the estimated income tax effects of the increase in the tax basis of the assets owned by Malibu Boats, Inc. based on enacted federal and state tax rates at the date of the applicable offering. To the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis of expected future earnings, we will reduce the deferred tax asset with a valuation allowance;

•

we recorded for the IPO and for the follow-on offering 85% of the estimated realizable tax benefit resulting from (1) the increase in tax basis resulting from the purchases or exchanges of LLC Units and

(2) certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement, as an increase of $13.6 million for the IPO and $34.0 million for the follow-on offering payable to related parties pursuant to the tax receivable agreement; and

•	we recorded for the IPO and for the follow-on offering an increase to additional paid-in capital in an amount equal to the difference between the increase in deferred tax assets and the increase in liability due to LLC members under the tax receivable agreement.

The amounts of deferred tax assets and the liability for our obligations under the tax receivable agreement for the follow-on offering are estimates. The effects of changes in these estimates after July 15, 2014 would be recorded as an adjustment to paid-in capital.

The tax receivable agreement provides that, upon certain mergers, asset sales or other forms of business combinations or other changes of control, we (or our successor) would owe to the pre-IPO owners of the LLC (or their permitted assignees) a lump-sum payment equal to the present value of all forecasted future payments that would have otherwise been made under the tax receivable agreement which would be based on certain assumptions, including a deemed exchange of LLC Units and that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax basis and other tax benefits related to entering into the tax receivable agreement. We are also entitled to terminate the tax receivable agreement, which, if terminated, would obligate us to make early termination payments to the pre-IPO owners of the LLC. A pre-IPO owner may also elect to unilaterally terminate the tax receivable agreement with respect to such pre-IPO owner, which would obligate us to pay to such pre-IPO owner certain payments for tax benefits received through the taxable year of the election.

Payments generally will be due under the tax receivable agreement within five business days following the finalization of the schedule with respect to which the payment obligation is calculated, although interest on such payments will begin to accrue at a rate equal to LIBOR plus 100 basis points from the due date (without extensions) of the applicable tax return until such payment due date. Any late payments under the tax receivable agreement generally will accrue interest at a rate of LIBOR plus 500 basis points.

Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the Internal Revenue Service to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the agreement. As a result, in certain circumstances, payments could be made under the agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the agreement.

Voting Agreement

In connection with the Recapitalization and IPO, we have entered into a voting agreement with certain affiliates. Under the voting agreement, Black Canyon Management LLC is entitled to nominate to our Board of Directors a number of designees equal to (1) 20% of the total number of directors comprising our Board of Directors for so long as specified entities affiliated with Black Canyon Management LLC (and their permitted transferees) and Messrs. Springer, Wilson and Anderson together beneficially own 15% or more of the voting power of the shares of Class A common stock and Class B common stock entitled to vote generally in the election of directors, voting together as a single class, and (2) 10% of the total number of directors comprising the Board of Directors for so long as specified entities affiliated with Black Canyon Management LLC (and their permitted transferees) and Messrs. Springer, Wilson and Anderson, together, beneficially own more than 5% but less than 15% of the voting power of the shares of Class A common stock and Class B common stock entitled to vote generally in the election of directors, voting together as a single class. For purposes of calculating the number of directors that Black Canyon Management LLC is entitled to nominate pursuant to this formula, any fractional amounts would be rounded up to the nearest whole number and the calculation would be made on a pro forma basis, taking into account any increase in the size of the Board of Directors (e.g., one and one-third (1 1⁄3) directors equates to two directors). In addition, Black Canyon Management LLC has the right to remove and replace its director-designees at any time and for any reason and to nominate any individuals to fill any such vacancies. Messrs. Springer, Wilson and Anderson are required to vote any of their Class A common stock and Class B common stock in favor of the director or directors nominated by Black Canyon Management LLC. As of September 30, 2014, the specified entities affiliated with Black Canyon Management LLC, their permitted transferees, and Messrs. Springer, Wilson and Anderson own (as calculated pursuant to the voting agreement) approximately 21.6% of the voting power of the shares of Class A common stock and Class B common stock, voting together as a single class. Accordingly, Black Canyon Management LLC has the right to designate two of our nine directors. Mr. Hooks and Mr. Lanigan are the two designees of Black Canyon Management LLC.

Management Agreement

Pursuant to a management agreement, dated as of August 7, 2006 and amended in 2009 and 2012, a wholly-owned subsidiary of the LLC agreed to pay to Malibu Boats Investor, LLC, a member of the LLC comprised principally of affiliates of Black Canyon Capital LLC and Horizon Holdings, LLC, the following, in exchange for management and advisory services:

•	reimbursement of certain out-of-pocket expenses;

•	a one-time fee equal to $1,250,000 in connection with the LLC’s acquisition of the assets of Malibu Boats West, Inc. in 2006;

•	an annual management fee equal to $500,000 payable in quarterly installments from August 6, 2006 through June 30, 2008;

•	a quarterly management fee equal to $106,000 payable from July 1, 2008 through September 30, 2008;

•	a quarterly management fee equal to $62,500 payable from October 1, 2008 through December 31, 2008;

•	a one-time fee equal to $2,081,250 relating to the provision of management and advisory services by Malibu Boats Investor, LLC to the LLC during the period from July 1, 2008 through December 31, 2012; and

•	an annual management fee equal to $750,000 payable as of each January 1st from January 1, 2013 through the remainder of the management agreement’s term.

The management agreement included customary indemnification provisions in favor of Malibu Boats Investor, LLC and its affiliates. We terminated the management agreement in connection with our IPO and paid Malibu Boats Investor, LLC a one-time termination fee of $3.8 million.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement with Black Canyon Management LLC and affiliates of Black Canyon Capital LLC that own LLC Units pursuant to which Black Canyon Management LLC may request registration under the Securities Act of 1933, as amended (the “Securities Act”) of shares of Class A common stock held by affiliates of Black Canyon Capital LLC. In addition, the agreement provides that, as soon as is practicable after the one-year anniversary of the closing of the IPO, we must use all reasonable efforts to cause a resale shelf registration statement for the sale of shares of Class A common stock by Black Canyon Management LLC and affiliates of Black Canyon Capital LLC to become effective and remain effective until the eighth anniversary of the IPO. The agreement will remain in effect until (1) the eighth anniversary of the IPO or (2) termination of the agreement by both (A) Black Canyon Management LLC and (B) holders owning two-thirds of the outstanding LLC Units covered by the Registration Rights Agreement. In addition, the limited liability company agreement of the LLC gives members the right to include their shares of Class A common stock (or shares of Class A common stock underlying the LLC Units) if we propose or are required to register with the SEC, pursuant to the registration rights agreement or otherwise, other shares of Class A common stock (or shares of Class A common stock underlying the LLC Units) in such registration, subject to the limitations set forth in the limited liability company agreement.

Purchases of LLC Units

On February 5, 2014, we used a portion of the net proceeds from the IPO to purchase LLC Units from the following persons at a purchase price per unit equal to the public offering price per share of Class A common stock in the IPO of $14.00, after deducting underwriting discounts and commissions as follows:

•	1,017,463 LLC Units from certain affiliates of Black Canyon Capital LLC, which is a beneficial owner of more than 5% of our outstanding voting securities, for aggregate gross proceeds of $14,244,482 (our directors, Mr. Hooks and Mr. Lanigan are managing directors of Black Canyon Capital LLC);

•	656,035 LLC Units from certain affiliates of Horizon Holdings, LLC, which is a beneficial owner of more than 5% of our outstanding voting securities, for aggregate gross proceeds of $9,184,490 (our director, Mr. Estes, is a managing member of Horizon Holdings, LLC);

•	95,191 LLC Units from Jack D. Springer, our Chief Executive Officer, for aggregate gross proceeds of $1,332,674;

•	45,193 LLC Units from Wayne R. Wilson, our Chief Financial Officer, for aggregate gross proceeds of $632,702;

•	31,128 LLC Units from Ritchie L. Anderson, our Chief Operating Officer, for aggregate gross proceeds of $435,792;

•	23,433 LLC Units from Dan L. Gasper, our Vice President of Product Design, for aggregate gross proceeds of $328,062; and

•	2,697 LLC Units from Deborah S. Kent, our Vice President of Human Resources, for aggregate gross proceeds of $37,758.

On July 15, 2014, we used a portion of the net proceeds from our follow-on offering to purchase LLC Units from the following persons at a purchase price per unit equal to the public offering price per share of Class A common stock in the follow-on offering of $18.50, after deducting underwriting discounts and commissions as follows:

•	1,791,457 LLC Units from certain affiliates of Black Canyon Capital LLC for aggregate gross proceeds of $33,141,954.50;

•	1,158,503 LLC Units from certain affiliates of Horizon Holdings, LLC for aggregate gross proceeds of $21,432,305.50;

•	56,632 LLC Units from Michael K. Hooks for aggregate gross proceeds of $1,047,692;

•	56,632 LLC Units from Mark W. Lanigan for aggregate gross proceeds of $1,047,692;

•	191,305 LLC Units from Jack D. Springer for aggregate gross proceeds of $3,539,142.50;

•	92,723 LLC Units from Wayne R. Wilson for aggregate gross proceeds of $1,715,375.50;

•	51,810 LLC Units from Ritchie L. Anderson for aggregate gross proceeds of $958,485;

•	47,093 LLC Units from Dan L. Gasper for aggregate gross proceeds of $871,220.50; and

•	5,420 LLC Units from Deborah S. Kent for aggregate gross proceeds of $100,270.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. These persons are required by SEC regulations to furnish us with copies of all of these reports that they file. To our knowledge, based solely on our review of the copies of such reports, including any amendments thereto, furnished to us and written responses to annual directors’ and officers’ questionnaires that no other reports were required, all Section 16(a) reports required to be filed during the fiscal year ended June 30, 2014 were timely filed except for the following:

•	A late Form 3 was filed on May 9, 2014 for each of Michael K. Hooks and Mark W. Lanigan reporting that they were our directors as of the effective date of our registration statement for our IPO;

•	A late Form 4 was filed on May 9, 2014 for each of Mr. Hooks, Mr. Lanigan, Black Canyon Investments, L.P., Black Canyon Direct Investment Fund and Canyon Value Realization Master Fund, L.P., reporting the sale of shares of Class A common stock in the IPO (the initial Form 3s filed by each of the foregoing had reported the beneficial ownership of Class A common stock following completion of the IPO and therefore had not reported the sale of Class A common stock in the IPO as a separate transaction); and

•	A late Form 4 was filed on May 9, 2014 for Phillip S. Estes showing the acquisition and disposition of LLC Units by Horizon Holdings, LLC and Malibu Holdings, L.P., as part of the IPO.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.

In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended June 30, 2014 with management and with our independent registered public accounting firm. In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2014 filed with the SEC.

Audit Committee of the Board of Directors

Ivar S. Chhina (Chair)

James R. Buch

John E. Stokely

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by Malibu Boats (including any future filings) under the Securities Act or the Exchange Act, except to the extent Malibu Boats specifically incorporates such report by reference therein.

AUDIT INFORMATION

Fees Paid to Independent Registered Public Accounting Firm

The table below shows the aggregate fees for services rendered by McGladrey for our fiscal year ended June 30, 2014 and 2013.

	Fiscal Year Ended June 30,
	2014	2013
Audit Fees (1)	$760,192	$108,760
Audit-Related Fees (2)	47,785	3,510
Tax Fees (3)	74,094	44,125
All Other Fees (4)	—	—

Total	$882,071	$156,395

(1)	Audit fees represent fees billed or accrued for professional services rendered for the audit of Malibu Boats’ consolidated annual financial statements and review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by McGladrey in connection with statutory and regulatory filings or engagements. The amount includes $620,742 in connection with Malibu Boats’ filing of registration statements on Form S-1 and Form S-8 with the SEC.
(2)	Audit-related fees represent fees billed for services rendered during the fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of Malibu Boats’ consolidated financial statements and are not reported under “Audit Fees.” During these periods, these fees consisted of due diligence services and other advisory services.
(3)	Tax fees represent fees billed for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees represent fees billed for services other than those reported as “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Audit Committee Pre-Approval Policies and Procedures

Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit Committee has delegated its authority to pre-approve audit, audit-related and non-audit services to the Chair of the Committee, Mr. Chhina, provided that the pre-approval decisions of the Chair are subsequently presented to the full Audit Committee at its next meeting. The Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm during the fiscal year ended June 30, 2014.

ELECTION OF DIRECTORS

(Proposal No. 1)

Nominees for Election

The Board of Directors is currently comprised of nine members. Upon the recommendation of the Independent Directors, the Board has nominated Mark W. Lanigan, Ivar S. Chhina and Michael J. Connolly for election to the Board to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified. All of our director nominees are currently directors of Malibu Boats.

In recommending director nominees for selection by the Board, the Independent Directors considers a number of factors, which are described in more detail above under “Corporate Governance—Director Nomination Process.” In considering these factors, the Independent Directors and the Board consider the fit of each individual’s skills with those of other directors to build a board of directors that is effective, collegial and responsive to the needs of our company.

Each of the nominees for election has consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee is unable to serve or for good reason will not serve as a director (which is not anticipated), your proxy may be voted for such other person or persons as may be determined by the holders of such proxies or for the balance of the nominees, leaving a vacancy, unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

Mr. Lanigan is a director nominated by Black Canyon Management LLC. Messrs. Springer, Wilson and Anderson are required to vote any of their shares of Class A common stock and Class B common stock in favor of the director or directors nominated by Black Canyon Management LLC. As of September 30, 2014, specified entities affiliated with Black Canyon Management LLC, their permitted transferees, and Messrs. Springer, Wilson and Anderson own (as calculated pursuant to the voting agreement) approximately 21.6% of the voting power of the shares of Class A common stock and Class B common stock.

Recommendation of the Board

Our Board of Directors recommends that you vote FOR each of the three nominees for director.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

The Audit Committee has appointed McGladrey to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2015. Malibu Boats is not required by its Bylaws or applicable law to submit the appointment of McGladrey for stockholder approval. However, as a matter of good corporate governance, the Board of Directors has determined to submit the Audit Committee’s appointment of McGladrey as our independent registered public accounting firm to stockholders for ratification. If stockholders do not ratify the appointment of McGladrey, the Audit Committee will consider the appointment of another independent registered public accounting firm. In addition, even if stockholders ratify the Audit Committee’s selection, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of Malibu Boats and its stockholders.

A representative of McGladrey is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Recommendation of the Board

Our Board of Directors recommends that you vote FOR ratification of the appointment of McGladrey as Malibu Boats’ independent registered public accounting firm for the fiscal year ending June 30, 2015.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof and is voted upon, the proxyholders named in the proxies solicited by the Board of Directors will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Proposals to be Considered for Inclusion in Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2015 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than June 4, 2015 and must comply with our Bylaws and Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2015 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2015 annual meeting of stockholders. Proposals should be sent to the attention of the Secretary, Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates. Stockholders who wish to nominate persons for election to the Board of Directors at the 2015 annual meeting of stockholders or who wish to present a proposal at the 2015 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials Malibu Boats distributes for such meeting, must deliver written notice of the nomination or proposal to Malibu Boats’ Secretary no earlier than July 21, 2015 and no later than August 20, 2015 (provided, however, that if the 2015 annual meeting of stockholders is more than 30 days before or more than 70 days after the anniversary of this year’s meeting, nominations and proposals must be received no earlier than the 120th day prior to the date of the 2015 annual meeting of stockholders and no later than the 90th day prior to the date of the 2015 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2015 annual meeting of stockholders is first made). The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in Article II, Section 11 of our Bylaws. If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2015 annual meeting of stockholders. A stockholder’s written notice should be sent to the attention of the Secretary, Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774.

ANNUAL REPORT TO STOCKHOLDERS

Our 2014 Annual Report has been posted, and is available without charge, on our corporate website at www.malibuboats.com. For stockholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2014 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2014 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2014 Annual Report (including the financial statements but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our Class A common stock or Class B common stock. Requests can be made by writing to Investor Relations: Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774, or by telephone request to (865) 458-5478.

ALL STOCKHOLDERS ARE URGED TO VOTE IN PERSON OR TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Loudon, Tennessee October 2, 2014	Wayne R. Wilson Chief Financial Officer and Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

MALIBU BOATS, INC.

CLASS A COMMON STOCK

November 18, 2014

PROXY VOTING INSTRUCTIONS	PLEASE NOTE THAT THESE PROXY VOTING INSTRUCTIONS AND CONTROL NUMBER PROVIDED APPLY ONLY TO VOTING YOUR SHARES OF CLASS A COMMON STOCK. IF YOU HOLD SHARES OF CLASS B COMMON STOCK, PLEASE FOLLOW THE PROXY VOTING INSTRUCTIONS AND USE THE CONTROL NUMBER PROVIDED ON YOUR CLASS B COMMON STOCK PROXY CARD FOR VOTING YOUR SHARES OF CLASS B COMMON STOCK.

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and 2014 annual report are available at http://www.astproxyportal.com/ast/18800/

$  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  $

¢	20330000000000000000 9	111814

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election to the Board of Directors of three Class I director nominees to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified.				2.	Ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES:
		¡	Mark W. Lanigan
		¡	Ivar S. Chhina
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Michael J. Connolly		NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

0                    ¢

MALIBU BOATS, INC.

Proxy for Annual Meeting of Stockholders on November 18, 2014

Solicited on Behalf of the Board of Directors

The undersigned stockholder of Malibu Boats, Inc. (the “Company”) hereby appoints Michael K. Hooks and Wayne R. Wilson, and each of them, as proxies, with full power of substitution and the power to act alone, to vote all of the shares of Class A common stock and Class B common stock of the Company held of record by the undersigned at the close of business on September 30, 2014, at the Annual Meeting of Stockholders to be held at O’Melveny & Myers LLP, 400 South Hope Street, 18th Floor, Los Angeles, California 90071, on Tuesday, November 18, 2014 at 8:30 a.m. PST, and at any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders.

SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR ALL” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued and to be signed on the reverse side)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

MALIBU BOATS, INC.

CLASS B COMMON STOCK

November 18, 2014

PROXY VOTING INSTRUCTIONS	PLEASE NOTE THAT THESE PROXY VOTING INSTRUCTIONS AND CONTROL NUMBER PROVIDED APPLY ONLY TO VOTING YOUR SHARES OF CLASS B COMMON STOCK. IF YOU HOLD SHARES OF CLASS A COMMON STOCK, PLEASE FOLLOW THE PROXY VOTING INSTRUCTIONS AND USE THE CONTROL NUMBER PROVIDED ON YOUR CLASS A COMMON STOCK PROXY CARD FOR VOTING YOUR SHARES OF CLASS A COMMON STOCK.

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and 2014 annual report are available at http://www.astproxyportal.com/ast/18800/

$  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  $

¢	20330000000000000000 9	111814

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election to the Board of Directors of three Class I director nominees to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified.				2.	Ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES:
		¡	Mark W. Lanigan
		¡	Ivar S. Chhina
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Michael J. Connolly		NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

0                    ¢

MALIBU BOATS, INC.

Proxy for Annual Meeting of Stockholders on November 18, 2014

Solicited on Behalf of the Board of Directors

The undersigned stockholder of Malibu Boats, Inc. (the “Company”) hereby appoints Michael K. Hooks and Wayne R. Wilson, and each of them, as proxies, with full power of substitution and the power to act alone, to vote all of the shares of Class A common stock and Class B common stock of the Company held of record by the undersigned at the close of business on September 30, 2014, at the Annual Meeting of Stockholders to be held at O’Melveny & Myers LLP, 400 South Hope Street, 18th Floor, Los Angeles, California 90071, on Tuesday, November 18, 2014 at 8:30 a.m. PST, and at any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders.

SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR ALL” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued and to be signed on the reverse side)

¢	14475 ¢